UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GE INVESTMENTS FUNDS, INC.

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February 14, 2006

Dear Contract Owner:

A special meeting (the “Meeting”) of the shareholders of the Real Estate Securities Fund (the “Fund”), an investment portfolio of GE Investments Funds, Inc. (the “Company”), will be held on March 22, 2006 at the Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut 06905, at 3:00 p.m., Eastern time, or any adjournment or adjournments thereof. Although separate accounts of Genworth Life and Annuity Insurance Company and Genworth Life Insurance Company of New York (together, the “Insurance Companies”) are the only shareholders of the Fund, as an owner of record of a variable annuity contract or variable life insurance contract (each, a “variable contract”) investing in the Fund, you have the right to instruct your Insurance Company as to the manner in which shares of the Fund attributable to your variable contract should be voted.

At the Meeting, shareholders of the Fund will be asked to consider a number of proposals pertaining to the operation of the Fund, including the approval of: (1) an investment sub-advisory agreement among GE Asset Management Incorporated (“GEAM”), the investment adviser to the Fund, the Company, on behalf of the Fund, and Urdang Securities Management, Inc. (“Urdang”), pursuant to which Urdang will serve as investment sub-adviser to the Fund, (2) the use of a “manager of managers” arrangement whereby GEAM, under certain circumstances, will be able to hire and replace sub-advisers to the Fund without obtaining shareholder approval, (3) a change in the Fund’s sub-classification under the Investment Company Act of 1940, as amended, from a diversified mutual fund to a non-diversified mutual fund and the elimination of two related fundamental investment policies on diversification, and (4) the amendment, elimination or reclassification of certain fundamental investment policies of the Fund.

As a contract owner, you are being asked to provide your voting instructions on each of these proposals. The attached proxy materials provide more information about these proposals, and a voting instruction card is enclosed for you to provide your voting instructions.

The Company’s board of directors has concluded that these proposals are in the best interest of the contract owners invested in the Fund and unanimously recommends that you vote in favor of each of the proposals.

Your voting instructions on these proposals are important. Whether or not you plan to attend the Meeting, please complete, sign and return the enclosed voting instruction card as soon as possible so that your voting instructions may be counted. A postage-paid envelope is enclosed for this purpose. Please provide your voting instructions as soon as possible.

Thank you for your prompt attention to this matter.

GE INVESTMENTS FUNDS, INC.

3001 Summer Street

Stamford, Connecticut 06905

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

OF THE REAL ESTATE SECURITIES FUND

TO BE HELD ON MARCH 22, 2006

To owners of variable life insurance contracts and variable annuity contracts (together, the “variable contracts”) issued by Genworth Life and Annuity Insurance Company and Genworth Life Insurance Company of New York (collectively, the “Insurance Companies”) entitled to give voting instructions in connection with certain separate accounts established by the Insurance Companies:

Notice is hereby given that a special meeting (the “Meeting”) of the shareholders of the Real Estate Securities Fund (the “Fund”), an investment portfolio of GE Investments Funds, Inc. (the “Company”), will be held on March 22, 2006 at the Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut 06905, at 3:00 p.m., Eastern time, or any adjournment or adjournments thereof.

The Meeting will be held for the following purposes:

1. To approve an investment sub-advisory agreement among GE Asset Management Incorporated (“GEAM”), the investment adviser to the Fund, the Company, on behalf of the Fund, and Urdang Securities Management, Inc. (“Urdang”), pursuant to which Urdang will serve as investment sub-adviser to the Fund.

2. To approve the use of a “manager of managers” arrangement whereby GEAM, under certain circumstances, will be able to hire and replace sub-advisers to the Fund without obtaining shareholder approval.

3. To approve a change in the Fund’s sub-classification under the Investment Company Act of 1940, as amended, from a diversified mutual fund to a non-diversified mutual fund and the elimination of two restrictive fundamental investment policies relating to diversification.

4. To approve the amendment, elimination or reclassification of certain fundamental investment policies of the Fund.

5. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

Separate accounts of the Insurance Companies are the only shareholders of the Fund. However, the Insurance Companies hereby solicit and agree to vote the shares of the Fund attributable to the Insurance Companies and such separate accounts at the Meeting in accordance with timely instructions received from owners of the variable contracts having contract values allocated to such separate accounts invested in such shares.

As a variable contract owner of record at the close of business on February 1, 2006, you have the right to instruct your Insurance Company as to the manner in which shares of the Fund attributable to your variable contract should be voted. A Proxy Statement is attached to this Notice that describes the matters to be voted upon at the Meeting or any adjournment(s) thereof, and a Voting Instruction Card is enclosed for you to provide your voting instructions to your Insurance Company.

Your voting instructions on these proposals are important. Please provide your voting instructions as soon as possible to save the expense of additional solicitations. You can vote quickly and easily by completing and mailing the enclosed Voting Instruction Card. Just follow the simple instructions that appear on your enclosed Voting Instruction Card. Please help the Fund avoid the expense of a follow-up mailing by voting today.

By Order of the Board of Directors

Matthew J. Simpson
Secretary

Stamford, Connecticut

February 14, 2006

GE INVESTMENTS FUNDS, INC.

3001 Summer Street

Stamford, Connecticut 06905

February 14, 2006

PROXY STATEMENT

This Proxy Statement is being furnished on behalf of the board of directors (the “Board”) of GE Investments Funds, Inc. (the “Company”) by Genworth Life and Annuity Insurance Company and Genworth Life Insurance Company of New York (collectively, the “Insurance Companies”) to owners of variable annuity contracts and variable life insurance contracts (together, the “variable contracts”) issued by the Insurance Companies and having contract values on February 1, 2006 allocated to sub-accounts of certain separate accounts (the “Separate Accounts”) of the Insurance Companies that are invested in shares of the Real Estate Securities Fund (the “Fund”), an investment portfolio of the Company. This Proxy Statement and attached materials are being mailed on or about February 21, 2006.

Supplied with this Proxy Statement is a Voting Instruction Card for the owners of variable contracts to use to instruct the Insurance Company that issued their contract how to vote at the special meeting (the “Meeting”) of shareholders of the Fund. The Meeting is to be held on March 22, 2006, at 3:00 p.m., Eastern time, at the Sheraton Stamford Hotel, 2701 Summer Street, Stamford, Connecticut 06905, for the purposes set forth below and in the accompanying Notice of Special Meeting.

At the Meeting, the shareholders of the Fund will be asked to vote on the following matters:

1. To approve an investment sub-advisory agreement among GE Asset Management Incorporated (“GEAM”), the investment adviser to the Fund, the Company, on behalf of the Fund, and Urdang Securities Management, Inc. (“Urdang”), pursuant to which Urdang will serve as investment sub-adviser to the Fund.

2. To approve the use of a “manager of managers” arrangement whereby GEAM, under certain circumstances, will be able to hire and replace sub-advisers to the Fund without obtaining shareholder approval.

3. To approve a change in the Fund’s sub-classification under the Investment Company Act of 1940, as amended (the “1940 Act”), from a diversified mutual fund to a non-diversified mutual fund and the elimination of two restrictive fundamental investment policies relating to diversification.

4. To approve the amendment, elimination or reclassification of each of the fundamental investment policies of the Fund:

A. Investment policy on senior securities.

B. Investment policy on real estate investments.

C. Investment policies on making loans.

D. Investment policies on borrowing.

E. Investment policy on mortgaging, pledging and hypothecating of investments.

F. Investment policy on illiquid investments.

5. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

The Board has fixed February 1, 2006 as the record date (“Record Date”) for the determination of shareholders entitled to notice of and to vote at the Meeting.

Copies of the Company’s most recent Annual Report and Semi-Annual Report to shareholders will be furnished without charge upon request by writing to the Company at 3001 Summer Street, Stamford, Connecticut 06905 or by calling 1-800-352-9910 (for Genworth Life and Annuity Insurance Company) or 1-800-313-5282 (for Genworth Life Insurance Company of New York).

VOTING INFORMATION

General

The Company is a Virginia corporation organized on May 14, 1984, and is registered with the U.S. Securities and Exchange Commission (the “SEC”) as an open-end management investment company under the 1940 Act.

The Separate Accounts are the only shareholders of record of the Fund. Each Separate Account is a segregated asset account established by an Insurance Company and each is registered with the SEC under the 1940 Act as a unit investment trust. Net premiums paid by a variable contract owner may be allocated to one or more of the sub-accounts of each Separate Account that invest in shares of the Fund. Each sub-account invests in a series of shares corresponding to an investment portfolio of the Company, such as the Fund, or another open-end management investment company (alternatively referred to in this proxy statement as a “mutual fund” or a “fund”).

Each Insurance Company will vote the shares of the Fund held by its Separate Accounts at the Meeting in accordance with timely instructions received from persons entitled to give voting instructions under the variable contracts. All properly executed Voting Instruction Cards received by the issuing Insurance Company by the close of business on March 21, 2006 will be counted for purposes of voting at the Meeting.

The number of shares of capital stock in the Fund for which a variable contract owner may give voting instructions is equal to the number of shares, or fraction of shares, held in the Separate Account attributable to the owner’s variable contract on the Record Date. Each share of such outstanding capital stock is entitled to one vote and fractional votes are counted.

Each Insurance Company will vote shares attributable to variable contracts as to which no voting instructions are received in proportion (for, against or abstain) to those for which instructions are received. If a Voting Instruction Card is received that does not specify a choice as to one or more proposals, each Insurance Company will consider its timely receipt as an instruction to vote in favor of the proposal(s). Consistent with the foregoing, voting instructions with respect to a proposal to abstain and broker “non-votes” (voting instructions from brokers or other nominees indicating that they have not received instructions from the owner or other persons entitled to give voting instructions) will effectively be votes against the proposal. In certain circumstances, an Insurance Company has the right to disregard voting instructions from certain variable contract owners, although each Insurance Company does not believe that these circumstances exist with respect to the matters currently before shareholders. Variable contract owners may revoke voting instructions given to an Insurance Company at any time prior to the Meeting by notifying the Insurance Company in writing: MIS (Proxy Tabulator), P.O. Box 9112, Farmingdale, NY 11735.

The Insurance Companies do not require that a specified number of contract owners submit voting instructions before the Insurance Companies will vote the shares of the Fund held by their respective Separate Accounts at the Meeting. Instead, each Insurance Company, in its sole discretion, will vote the shares of the Fund held by its Separate Accounts at the Meeting after consideration of such factors as (1) the percentage of votes represented by voting instructions received by the Insurance Company, and (2) the percentage of variable contracts represented by voting instructions received by the Insurance Company.

Solicitation of Voting Instructions

Voting instructions are being solicited by mail. Additional solicitations may be made by telephone or facsimile by officers or employees of an Insurance Company or its affiliates, who will not be separately compensated for such activities. The cost of the solicitation will be borne by each Insurance Company.

Owners should provide voting instructions by completing the enclosed Voting Instruction Card and mailing it to the address shown on the Voting Instruction Card.

Shareholder Information

As of the close of business on the Record Date, there were issued and outstanding 7,300,882.195 shares of capital stock of the Fund (the “Outstanding Shares”). The Fund currently has only one class of shares outstanding. The Separate Accounts are the only shareholders of record. As of the Record Date, there were no contract owners who beneficially owned a 5% or greater voting interest in the Fund. As of the Record Date, officers and directors of the Company together beneficially owned (i.e., as owners of variable contracts) less than 1% of the Fund’s shares.

Quorum

The presence, in person or by proxy, of the holders of one-third of the Outstanding Shares constitutes a quorum for the Meeting. However, because the Separate Accounts are the holders of record of all the Outstanding Shares, the Company expects all such shares to be present at the Meeting.

Adjournments

It is possible that the Company may propose to the Insurance Companies one or more adjournments of the Meeting. Any such adjournment will require an affirmative vote by the holders of a majority of the Outstanding Shares present (in person or by proxy) at the Meeting. Each Insurance Company will vote upon such adjournment after consideration of the best interests of all owners of its variable contracts invested in the Fund.

Vote Required

Approval of each proposal, including Proposals 4A, 4B, 4C, 4D, 4E and 4F, requires the affirmative vote of the lesser of: (1) more than 50% of the Outstanding Shares, or (2) 67% or more of the shares present at the Meeting (in person or represented by proxy), if the holders of more than 50% of the Outstanding Shares are present at the Meeting. Each proposal, including Proposals 4A, 4B, 4C, 4D, 4E and 4F, will be voted on separately, and the approval of each proposal is not contingent upon the approval of any other proposal.

PROPOSAL 1

APPROVAL OF PROPOSED INVESTMENT SUB-ADVISORY AGREEMENT AMONG

GEAM, THE COMPANY, ON BEHALF OF THE FUND, AND URDANG

Background

GEAM currently serves as the investment adviser of each investment portfolio of the Company, including the Fund, pursuant to the Investment Advisory and Administration Agreement dated May 1, 1997 between GEAM and the Company (the “Advisory Agreement”). GEAM is a wholly-owned subsidiary of General Electric Company (“GE”), and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). GEAM is located at 3001 Summer Street, Stamford, Connecticut 06905.

Under the terms of the Advisory Agreement, subject to the supervision of the Board, GEAM has agreed to (1) provide a continuous investment program for the Fund, including investment research and management, (2) determine what investments will be purchased, retained or sold by the Fund, and (3) place purchase and sale orders for the Fund’s investments.

The Advisory Agreement permits GEAM, subject to the Board’s approval and other applicable legal requirements, to enter into sub-advisory agreements with affiliated or unaffiliated entities whereby such entity would perform some or all of GEAM’s responsibilities under the Advisory Agreement. In this event, GEAM remains responsible for ensuring that these entities perform the services that each undertakes pursuant to the sub-advisory agreements.

Current Sub-Adviser to Fund—Seneca Capital Management, LLC

Seneca Capital Management, LLC (“Seneca”), 909 Montgomery Street, San Francisco, California 94133, currently serves as the investment sub-adviser to the Fund pursuant to an investment sub-advisory agreement (the “Current Sub-Advisory Agreement”) with GEAM that became effective on July 24, 1997. The Current Sub-Advisory Agreement was approved by the Board, including by a majority of the directors who are not parties to the agreement or “interested persons” (as defined in the 1940 Act) of any such party (the “Independent Directors”), at a meeting held for that purpose on June 4, 1997 and by the Fund’s shareholders on July 23, 1997. Seneca is a majority owned subsidiary of Phoenix Investment Partners, Ltd. (“Phoenix”), which in turn is a wholly-owned subsidiary of The Phoenix Companies, Inc.

Under the Current Sub-Advisory Agreement, subject to the oversight and supervision of GEAM and the Board, Seneca is responsible for providing a continuous investment program for the Fund’s assets, including investment research and management. Seneca determines from time to time what investments will be purchased, retained or sold by the Fund, and is responsible for placing purchase and sell orders for Fund investments. Pursuant to the Current Sub-Advisory Agreement, Seneca consults with GEAM from time to time regarding matters pertaining to the Fund, including market strategy and portfolio characteristics.

For its services, GEAM pays Seneca compensation in the form of an investment sub-advisory fee. The fee is paid by GEAM monthly and is calculated as a percentage of the average daily net assets of the Fund at the following annual rates: 0.425% for the first $100,000,000 of Fund assets, 0.400% on the next $100,000,000 of Fund Assets, and 0.375% on Fund assets over $200,000,000. For the fiscal year ended December 31, 2005, GEAM paid sub-advisory fees of $594,382.21 to Seneca.

Reasons For Terminating Seneca and Retaining Urdang as New Sub-Adviser to Fund

Ms. Gail Seneca, formerly Managing Partner and Chief Investment Officer of Seneca, was responsible for positioning the real estate securities investment strategy utilized by the Fund as a core aspect of Seneca’s investment management business. In 2005, Ms. Seneca announced that she would be leaving her firm effective at the end of the year. As a result of this development, the management of Seneca decided that it would no longer emphasize this strategy as a core aspect of its business, and GEAM and the Board then gave consideration to replacing Seneca with another sub-adviser. Seneca has expressed its intention to maintain the same level of professional commitment and cooperation in managing the Fund up to and through the Fund’s transition to the successor sub-adviser.

To address this need, GEAM worked with a well-known, independent investment consultant and screened a broad list of potential sub-adviser candidates. After narrowing the list, GEAM performed due diligence on a number of prospective sub-advisers. This involved in-person interviews and the review of substantial amounts of information including, but not limited to, the sub-advisers’ performance histories, investment strategies, personnel, resources and compliance histories. After consulting with the Board, GEAM proposed that Urdang serve as the new sub-adviser for the Fund. At a meeting held on January 26, 2006, the Board, including the Independent Directors, unanimously approved and voted to recommend to the shareholders of the Fund that they approve the proposed Sub-Advisory Agreement among GEAM, the Company, on behalf of the Fund, and Urdang (the “Proposed Sub-Advisory Agreement”), a copy of which is attached as Exhibit A. A discussion of the considerations and conclusions of the Board with respect to the Proposed Sub-Advisory Agreement is found below in the section entitled “Approval Of Proposed Sub-Advisory Agreement By Board and Independent Directors.”

Proposed New Sub-Adviser to Fund—Urdang Securities Management, Inc.

Urdang, 630 West Germantown Pike, Suite 300, Plymouth Meeting, Pennsylvania 19462, is a registered investment adviser that was formed in 1995 to focus exclusively on opportunities in the real estate securities market, including publicly traded real estate investment trusts (“REITs”). As of December 31, 2005, Urdang managed accounts invested in publicly-traded real estate securities with assets in the aggregating totaling approximately $1.8 billion.

If the Proposed Sub-Advisory Agreement is approved, the Fund will be co-managed by Todd Briddell, CFA, Dean Frankel, CFA and Peter Zabierek, CFA. Mr. Briddell is a Managing Director of Real Estate Securities and will serve as Senior Portfolio Manager to the Fund. He co-founded Urdang in 1995 and has 14 years of real estate industry experience. Mr. Frankel joined Urdang in 1997 and will serve as Portfolio Manager to the Fund. He manages Urdang’s proprietary research effort and oversees Urdang’s trading activities. Mr. Zabierek also will serve as Portfolio Manager to the Fund. Prior to joining Urdang in January 2003, he was employed by Morgan Stanley as a senior equity research associate from 2002. From 1998 through 2001, Mr. Zabierek was an associate for Salomon Smith Barney in its Real Estate Investment Banking division.

On January 17, 2006, it was announced that The Bank of New York Company, Inc. (“Bank of New York”) had agreed to acquire Urdang Capital Management, Inc., the parent company of Urdang. This transaction is expected to close by the end of the first quarter of 2006, pending regulatory approval and other customary conditions of closing. Upon the closing of this transaction, Urdang anticipates that Urdang Capital Management, Inc. will be a wholly-owned subsidiary of Bank of New York and operate as part of Bank of New York’s Asset Management Division. Therefore, approval of this Proposal 1 will be deemed to include approval of the Proposed Sub-Advisory Agreement in the event that either: (1) the transaction closes and Urdang becomes a direct or indirect wholly-owned subsidiary of Bank of New York, or (2) the transaction does not close, and Urdang remains a wholly-owned subsidiary of Urdang Capital Management, Inc. that is unaffiliated with Bank of New York.

Additional information about Urdang, including the principal executive officers and directors of Urdang, and other investment companies with a similar investment objective to that of the Fund for which Urdang provides investment management services, is provided in Exhibit B. Additional information about the Bank of New York is also provided in Exhibit B.

If the Proposed Sub-Advisory Agreement is approved, it is anticipated that Urdang will begin serving as sub-adviser to the Fund on April 1, 2006. If the Proposed Sub-Advisory Agreement is not approved, GEAM and the Board will consider various alternatives, including (1) retention of Urdang as sub-adviser to the Fund pursuant to an interim sub-advisory agreement, until a new sub-advisory agreement with Urdang or another sub-adviser is approved by the Fund’s shareholders, (2) management of the Fund’s portfolio by GEAM until a new sub-advisory agreement with Urdang or another sub-adviser is approved by the Fund’s shareholders, and (3) retention of Seneca as sub-adviser to the Fund until a new sub-advisory agreement with Urdang or another sub-adviser is approved by the Fund’s shareholders.

Material Terms of Proposed Sub-Advisory Agreement

The terms of the Proposed Sub-Advisory Agreement are substantially similar to the terms in the Current Sub-Advisory Agreement, except as to: (1) the fact that the Proposed Sub-Advisory Agreement includes the Company, on behalf of the Fund, as a party (for indemnification purposes only), whereas only GEAM and Seneca are parties to the Current Sub-Advisory Agreement, (2) date of execution, (3) provisions concerning Urdang’s responsibilities with respect to managing the Fund in compliance with the Internal Revenue Code of 1986, as amended (the “Code”), and new rules promulgated by the SEC under the 1940 Act, (4) calculation of investment sub-advisory fees paid to Urdang as noted below, and (5) provisions relating to indemnification whereby (A) the Company and GEAM agree to indemnify and hold Urdang, its officers and directors, and any person who controls Urdang, harmless from any and all direct or indirect liabilities, losses or damages, arising from circumstances specified therein, and (B) Urdang agrees to indemnify and hold the Company and GEAM, their officers and directors, and any person who controls them, harmless from any and all direct or indirect liabilities, losses or damages, arising from circumstances specified therein.

As with Seneca under the Current Sub-Advisory Agreement, Urdang will be responsible under the Proposed Sub-Advisory Agreement for providing a continuous investment program for the Fund’s assets, including investment research and management, subject to the oversight and supervision of GEAM and the Board. Urdang will determine from time to time what investments will be purchased, retained or sold by the Fund, and is responsible for placing purchase and sell orders for Fund investments. Urdang will also consult with GEAM from time to time regarding matters pertaining to the Fund, including market strategy and portfolio characteristics.

The investment sub-advisory fee to be paid to Urdang under the Proposed Sub-Advisory Agreement will differ from the investment sub-advisory fee paid to Seneca under the Current Sub-Advisory Agreement.

Sub-Advisory Fee Paid to Seneca Under Current Sub-Advisory Agreement	Sub-Advisory Fee Paid to Urdang Under Proposed Sub-Advisory Agreement
As a percentage of average daily net assets at the following annual rates:	For any month during which the net asset value of the Fund is $100,000,000 or greater, as a percentage of average daily net assets at the following annual rates:
0.425% on first $100,000,000 0.400% on next $100,000,000 0.375% on assets over $200,000,000	0.425% on first $100,000,000 0.375% on next $100,000,000 0.350% on assets over $200,000,000

For any month during which the net asset value of the Fund is less than $100,000,000, the investment sub-advisory fee paid to Urdang under the Proposed Sub-Advisory Agreement will be at an annual rate of 0.50% of the average daily net assets of the Fund.

Although the investment sub-advisory fee under the Proposed Sub-Advisory Agreement differs from the fee under the Current Sub-Advisory Agreement, it is important to note that GEAM pays the sub-advisory fees out of its own assets, and that the sub-advisory fees are not paid directly by the Fund. As a result, the overall management fees paid by the Fund, as well as the total operating expenses of the Fund, will not change as a direct result of the replacement of Seneca with Urdang as sub-adviser to the Fund under the Proposed Sub-Advisory Agreement. However, to the extent that average daily net assets of the Fund in any month exceed $100,000,000, GEAM will pay less to Urdang for that month under the Proposed Sub-Advisory Agreement than it pays to Seneca under the Current Sub-Advisory Agreement. As a result, although GEAM will provide the same level of services to the Fund pursuant to the Advisory Agreement with respect to both arrangements, to the extent that average daily net assets of the Fund exceed $100,000,000, GEAM will retain more of its management fee from the Fund under the Proposed Sub-Advisory Agreement (after payment of sub-advisory fees to Urdang) than it retains under the Current Sub-Advisory Agreement (after payment of sub-advisory fees to Seneca).

The Proposed Sub-Advisory Agreement will continue for an initial two-year term and will continue thereafter so long as the continuance is specifically approved at least annually by (1) the Board, or (2) a vote of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Independent Directors, by vote cast in person at a meeting called for the purpose of voting on the approval.

The Proposed Sub-Advisory Agreement may be terminated at any time without penalty by the Board, or by vote of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act), on 60 days’ written notice to Urdang. The Proposed Sub-Advisory Agreement may also be terminated, without penalty, by GEAM: (1) upon 60 days’ written notice to Urdang, (2) upon material breach by Urdang of any of the representations and warranties set forth in the Proposed Sub-Advisory Agreement, or (3) upon Urdang becoming unable to discharge its duties and obligations under the Proposed Sub-Advisory Agreement, including circumstances such as financial insolvency of Urdang or other circumstances that could adversely affect the Fund. Urdang may terminate the Proposed Sub-Advisory Agreement at any time, without penalty, on 60 days’ written notice to GEAM. The Proposed Sub-Advisory Agreement will terminate automatically in the event of its assignment or upon termination of the Advisory Agreement.

The Proposed Sub-Advisory Agreement may only be amended by an instrument in writing signed by the party against which enforcement of the amendment is sought, provided that material amendments will be effective only if approved by a vote of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act), unless the Company receives an order from SEC or opinion of counsel permitting it to modify the Proposed Sub-Advisory Agreement without such vote or such action is otherwise permissible under the 1940 Act or rules thereunder.

Approval of Proposed Sub-Advisory Agreement by Board and Independent Directors

The Proposed Sub-Advisory Agreement was unanimously approved by the Board, including the Independent Directors, at a special meeting held for that purpose on January 26, 2006.

In considering whether to approve the Proposed Sub-Advisory Agreement, the Board, including the Independent Directors, considered and discussed a substantial amount of information and analysis prepared by GEAM and Urdang at the Board’s request. The Board, including the Independent Directors, considered detailed information regarding Urdang’s performance and fees relative to other investment companies with similar investment objectives. The Board, including the Independent Directors, also reviewed the fees charged by Urdang to a comparable mutual fund client for which Urdang serves as investment sub-adviser and with respect to clients other than mutual funds for which Urdang manages assets using the same investment strategies as the Fund. Before approving the Proposed Sub-Advisory Agreement, the Independent Directors reviewed the Proposed Sub-Advisory Agreement with management of GEAM and with experienced legal counsel who is independent of GEAM and the Company. Such independent legal counsel reviewed with the Independent Directors the legal standards for the consideration of the Proposed Sub-Advisory Agreement, noting that these standards were recently discussed in a memorandum prepared by such legal counsel in connection with the annual renewal of other advisory and sub-advisory agreements considered by the Independent Directors. The Independent Directors also discussed the Proposed Sub-Advisory Agreement in a private session with their independent legal counsel at which no representatives of GEAM or Urdang were present.

At a meeting held on December 16, 2005, the Board, including the Independent Directors, met with GEAM and Urdang to hear presentations by representatives of each entity regarding the process by which GEAM had selected Urdang and the investment process that Urdang would employ on behalf of the Fund. At this meeting, the Independent Directors posed questions to these representatives and engaged in substantive discussions with them concerning Urdang’s investment process. Following this, and in advance of the meeting held on January 26th, the Board, including the Independent Directors, received from Urdang a written response to a letter of inquiry prepared by GEAM at the Board’s request. This response included substantial exhibits and other materials related to Urdang’s business and proposed services. Then, during the meeting held on January 26th, the Board and the Independent Directors had an opportunity to discuss the information it had received and to pose additional questions.

In reaching their determination to approve the Proposed Sub-Advisory Agreement, the Independent Directors considered all factors they believed relevant, including the factors discussed below. In their deliberations, the Independent Directors did not identify any particular information that was all-important or controlling, and each Independent Director attributed different weights to the various factors. In particular, the Independent Directors focused on the following with respect to the Proposed Sub-Advisory Agreement:

Nature, Extent and Quality of Services to be Provided by Urdang

The Board, including the Independent Directors, reviewed the anticipated services to be provided by Urdang, and concurred that Urdang was capable of providing high quality investment sub-advisory services to the Fund because of the apparent quality of its research, analysis, investment discipline and other services, such as securities trading. The Independent Directors specifically considered the favorable attributes of Urdang, including an investment philosophy oriented toward long-term, risk-adjusted performance, the processes used for selecting investments, selecting brokers and for compliance activities, the quality of the investment professionals employed by Urdang and the stability of its organization.

Investment Performance

The Board, including the Independent Directors, reviewed composite performance information presented by Urdang with respect to client accounts managed in a style similar to which it proposes to manage the Fund. The Board, including the Independent Directors, also reviewed comparisons of Urdang’s composite performance with relevant securities indexes and other comparable peer group funds with respect to various periods. Representatives of Urdang discussed in detail their investment process, focusing on the Fund’s investment objective, the number and experience of portfolio management personnel, the investment style and approach employed, and the likely market cycles for the investment style. The Board, including the Independent Directors, concluded that Urdang’s performance with respect to other client accounts managed similarly to the Fund was positive.

Costs of Services Provided and Profitability

At the request of the Independent Directors, Urdang provided information concerning the anticipated range of profitability for the services to be provided to the Fund by Urdang under the Proposed Sub-Advisory Agreement. The Independent Directors reviewed Urdang’s assumptions used in preparing this data. Urdang stated its belief that its employee compensation levels and anticipated profit margins are consistent with other investment managers and are reasonable and sufficiently high to ensure the long-term financial stability of Urdang. The Independent Directors determined that Urdang should be entitled to earn a reasonable level of profits for the services to be provided under the Proposed Sub-Advisory Agreement and, based on their review, concluded that the proposed sub-advisory fee and anticipated level of profitability to Urdang were not unreasonable or excessive on the basis of the information presented. The Board, including the Independent Directors, also noted that retaining Urdang would not result in an increase in cost to the shareholders of the Fund since Urdang is paid by GEAM and not by the Fund directly.

Economies of Scale

The Board, including the Independent Directors, considered the extent to which economies of scale would be realized as the Fund grows, and whether fee levels would reflect these economies of scale for the benefit of Fund investors. The Board, including the Independent Directors, determined that economies of scale should not factor heavily into its decision as to whether to retain Urdang as the Fund’s sub-adviser because of the relatively small size of the Fund. Additionally, the Board considered the fact that, since Urdang’s fee is paid by GEAM out of its own resources and not from the assets of the Fund, economies of scale would be generally less important for approval of a sub-advisory agreement than it would for approval of the Advisory Agreement. The Board, including the Independent Directors, did recognize, however, that above the $100 million asset level, Urdang’s fee incorporates a breakpoint scale reduction as assets increase. In light of this and in conjunction with a similar breakpoint scale reduction that occurs with respect to the fee charged by GEAM to the Fund, the Board and the Independent Directors concluded that Urdang’s fee would reflect the effect of economies of scale for the benefit of Fund investors.

Comparison of Services and Fees

Urdang also provided comparative fee information with respect to a comparable mutual fund client account for which Urdang serves as investment sub-adviser and other client accounts managed by Urdang in a similar style to that of the Fund. Urdang also provided comparative fee information with respect to the fees charged by other managers to funds with investment objectives similar to that of the Fund, including one comparison that involved an investment sub-advisory fee arrangement. Furthermore, the Board, including the Independent Directors, considered the fact that to the extent the average daily net assets of the Fund exceed $100,000,000 in any month, GEAM would pay less to Urdang (and therefore retain more of its management fee) under the Proposed Sub-Advisory Agreement than it pays to Seneca under the Current Sub-Advisory Agreement. After consideration of this information, the Board, including the Independent Directors, concluded that Urdang’s proposed sub-advisory fee was reasonable in light of the services to be provided to the Fund.

Fall-Out Financial Benefits

The Board, including the Independent Directors, also considered whether any other actual or potential financial benefits might accrue to Urdang as a result of the Proposed Sub-Advisory Agreement. One such benefit identified by Urdang is the soft dollar commission benefit that Urdang could generate through Fund portfolio transactions. The Board, including the Independent Directors, noted, however, that the Fund would benefit from the substantial resources available to it through Urdang, and that the Fund would represent only a relatively small portion of the assets managed by Urdang.

Conclusion

No single factor was determinative to the decision of the Board, including the Independent Directors. Based on their discussion and such other matters as were deemed relevant, the Board, and the Independent Directors separately, concluded that the approval of the Proposed Sub-Advisory Agreement was in the best interests of the Fund and its shareholders, including variable contract owners indirectly invested in the Fund, and unanimously recommended that it be submitted to shareholders for their approval.

The Board unanimously recommends that shareholders of the Fund vote FOR the approval of the Proposed Sub-Advisory Agreement with Urdang.

PROPOSAL 2

APPROVAL OF THE USE OF A “MANAGER OF MANAGERS” ARRANGEMENT WHEREBY GEAM, UNDER CERTAIN CIRCUMSTANCES, WILL BE ABLE TO HIRE AND REPLACE SUB-ADVISERS TO THE FUND WITHOUT OBTAINING SHAREHOLDER APPROVAL

Background

As described above, pursuant to the Advisory Agreement between GEAM and the Fund, GEAM, subject to the supervision of the Board and the approval of the Fund’s shareholders, serves as investment manager to the Fund. GEAM is permitted under the Advisory Agreement, at its own expense, to select and contract with one or more sub-advisers to perform some or all of the services for the Fund for which GEAM is responsible.

If GEAM delegates portfolio management duties to a sub-adviser with respect to an investment portfolio of the Company, the 1940 Act requires that the sub-advisory agreement must be approved by the shareholders of that investment portfolio. Specifically, Section 15 of the 1940 Act makes it unlawful for any person to act as an investment adviser (including as a sub-adviser) to a mutual fund, except pursuant to a written contract that has been approved by shareholders. Therefore, to comply with Section 15 of the 1940 Act, each investment portfolio of the Company, including the Fund, must obtain shareholder approval of a sub-advisory agreement in order to employ one or more sub-advisers, replace an existing sub-adviser with a new sub-adviser, materially change the terms of a sub-advisory agreement, or continue the employment of an existing sub-adviser when that sub-advisory agreement terminates because of an assignment (as such term is defined under the 1940 Act) of the agreement.

“Manager of Managers” Arrangement

Because of the expense and delays associated with obtaining shareholder approval of sub-advisers and related sub-advisory agreements, many mutual fund investment advisers have requested and obtained orders (“Orders”) from the SEC exempting them and the mutual funds they manage from certain requirements of Section 15 of the 1940 Act and the rules thereunder. Subject to the conditions delineated therein, the Orders permit mutual funds and their respective advisers to employ a “manager of managers” arrangement with respect to the funds, whereby the advisers may retain unaffiliated sub-advisers for the funds without first obtaining shareholder approval.

In addition, on October 23, 2003, the SEC proposed Rule 15a-5 under the 1940 Act (the “Rule”). If adopted as proposed, the Rule would permit the Board and GEAM to employ a “manager of managers” arrangement with respect to the Fund without obtaining an Order, provided that shareholders of the Fund approve the “manager of managers” arrangement prior to implementation. The ultimate conditions that would be included in the final Rule are expected to be very similar to those included in recent Orders, but the conditions could differ to some extent from those in recent Orders or the proposed Rule.

Although at this time the Company has not filed an application with the SEC for an Order, the Company may file such an application if the final Rule is not adopted in the near future.

Employment of the “manager of managers” arrangement by GEAM and the Fund is contingent upon either (1) receipt of an Order from the SEC, or (2) the adoption of the Rule by the SEC, and approval by the Fund’s shareholders. Neither GEAM nor the Fund can assure that the SEC will either grant an Order or adopt the Rule. Because the Board was calling the Meeting to seek shareholder approval of Proposals 1 and 3, the Board determined to seek shareholder approval of a “manager of managers” arrangement at the Meeting to avoid additional meetings and proxy solicitation costs in the future.

Application of the Proposed “Manager of Managers” Arrangement by the Fund

The proposed “manager of managers” arrangement would permit GEAM, as the Fund’s investment manager, to appoint and replace unaffiliated sub-advisers, and enter into and amend sub-advisory agreements with unaffiliated sub-advisers on behalf of the Fund without shareholder approval. The “manager of managers” arrangement is intended to enable the Fund to operate with greater efficiency and help the Fund enhance performance by allowing GEAM to employ sub-advisers best suited to the needs of the Fund without incurring the expense and delays associated with obtaining shareholder approval of sub-advisers and related sub-advisory agreements. The Board believes that it is in the best interests of the Fund and its shareholders, including variable contract owners indirectly invested in the Fund, to adopt a “manager of managers” arrangement. A discussion of the factors considered by the Board is set forth in the section below entitled “Board Approval Of ‘Manager Of Managers’ Arrangement”.

The process of seeking shareholder approval is administratively expensive to any investment portfolio of the Company, including the Fund, and may cause delays in executing changes that the Board and GEAM have determined are necessary or desirable. These costs are often borne by the Fund (and therefore indirectly by such Fund’s shareholders and variable contract owners indirectly invested in the Fund). If shareholders approve the policy authorizing a “manager of managers” arrangement for the Fund, the Board would be able to act more quickly and with less expense to the Fund to appoint an unaffiliated sub-adviser, in instances in which the Board and GEAM believe that the appointment would be in the best interests of the Fund and its shareholders, including variable contract owners indirectly invested in the Fund.

In the absence of shareholder approval of new sub-advisory agreements and amendments to existing sub-advisory agreements under the proposed “manager of managers” arrangement, the Board, including the Independent Directors, would continue to oversee the sub-adviser selection process to help ensure that the interests of shareholders and variable contract owners indirectly invested in the Fund are protected whenever GEAM would seek to select a sub-adviser or modify a sub-advisory agreement. Specifically, the Board, including the Independent Directors, would evaluate and approve all sub-advisory agreements as well as any modification to an existing sub-advisory agreement. In reviewing new sub-advisory agreements or modifications to existing sub-advisory agreements, the Board will analyze all factors that it considers to be relevant to its determination, including the sub-advisory fees, the nature, quality and scope of services to be provided by the sub-adviser, the investment performance of the assets managed by the sub-adviser in the particular style for which a sub-adviser is sought, as well as the sub-adviser’s compliance with federal securities laws and regulations.

Furthermore, operation of the Fund under the proposed “manager of managers” arrangement would not: (1) permit investment management fees paid by a Fund to GEAM to be increased without shareholder approval, or (2) diminish GEAM’s responsibilities to the Fund, including GEAM’s overall responsibility for the portfolio management services furnished by a sub-adviser. Until receipt of an Order from the SEC and/or the adoption of the Rule, GEAM will only enter into new or amended sub-advisory agreements with shareholder approval, to the extent required by applicable law.

Under the “manager of managers” arrangement, shareholders would receive notice of, and information pertaining to, any new sub-advisory agreement or any material change to a sub-advisory agreement. In particular, shareholders would receive the same information about a new sub-advisory agreement and a new sub-adviser that they would receive in a proxy statement related to their approval of a new sub-advisory agreement in the absence of a “manager of managers” arrangement. In each case, shareholders will receive such notice and information within the timeframe required by the Order or Rule, as applicable.

To be consistent with the conditions contained in Orders granted by the SEC and the proposed Rule, if Proposal 2 is approved by the shareholders of the Fund, the Advisory Agreement with respect to the Fund will explicitly provide that GEAM is required to supervise and oversee the activities of Urdang under the sub-advisory agreement on behalf of the Fund.

If Proposal 2 is not approved by the shareholders of the Fund, shareholder approval would continue to be required for GEAM to enter into new or materially amended sub-advisory agreements with respect to the Fund.

Board Approval Of “Manager Of Managers” Arrangement

At a meeting held on January 26, 2006, the Board, including the Independent Directors, unanimously approved the use of the “manager of managers” arrangement and determined (1) that it would be in the best interests of the Fund and its shareholders, including variable contract owners indirectly invested in the Fund, and (2) to obtain shareholder approval of the same. In evaluating this arrangement, the Board, including the Independent Directors, considered various factors and other information, including the following:

1. A “manager of managers” arrangement will enable the Board to act more quickly, with less expense to the Fund, in appointing new sub-advisers when the Board and GEAM believe that such appointment would be in the best interests of the Fund, its shareholders and variable contract owners indirectly invested in the Fund;

2. GEAM would continue to be directly responsible for monitoring a sub-adviser’s compliance with the Fund’s investment objectives and investment strategies and analyzing the performance of the sub-adviser; and

3. No sub-adviser could be appointed, removed or replaced without the Board’s approval and involvement.

The Board unanimously recommends that shareholders of the Fund vote FOR the approval of the proposed “manager of managers” arrangement.

PROPOSAL 3

APPROVAL OF CHANGE OF FUND’S SUB-CLASSIFICATION UNDER THE 1940 ACT FROM A DIVERSIFIED MUTUAL FUND TO A NON-DIVERSIFIED MUTUAL FUND AND THE ELIMINATION OF TWO RESTRICTIVE FUNDAMENTAL INVESTMENT POLICIES RELATING TO DIVERSIFICATION

Background

Section 5 of the 1940 Act requires that mutual funds, such as the Fund, elect to be classified as either “diversified” or “non-diversified”. Under Section 13 of the 1940 Act, a mutual fund may not change its classification from a diversified to a non-diversified fund without obtaining the approval of the fund’s shareholders.

The Fund currently is classified as a diversified fund. As a diversified fund, the Fund is limited as to the amount it may invest in any single issuer. Specifically, Section 5 of the 1940 Act provides that with respect to 75% of its total assets, a diversified fund may not invest in a security if, at the time of purchase and as a result of such investment, (1) more than 5% of the fund’s total assets would be invested in securities of the issuer of such security, and (2) the fund would hold more than 10% of the outstanding voting securities of such issuer. These limitations do not apply to cash and cash items (including receivables), U.S. government securities and securities of other investment companies.

Currently, the Fund is also subject to two fundamental investment policies that correspond to the diversification requirement of Section 5 of the 1940 Act. These policies state as follows:

As to 75% of its total assets, the Fund may not invest more than 5% of its total assets taken at market value at the time of each investment in the securities (other than United States government or government agency securities) of any one issuer (including repurchase agreements with any one bank). For purposes of this restriction, an issuer includes the government (including agencies and instrumentalities thereof) of any country other than the United States.

The Fund may not purchase more than either: (i) 10% in principal amount of the outstanding debt securities of an issuer; or (ii) 10% of the outstanding voting securities of an issuer, except that such restriction shall not apply to securities issued or guaranteed by the United States Government or its agencies, bank money market instruments or bank repurchase agreements. For the purposes of this restriction, a foreign government and its agencies and instrumentalities are treated as a single issuer.

In contrast, a “non-diversified” fund is defined by the 1940 Act to be any fund that is not a “diversified” fund. Therefore, if Proposal 3 is approved, the Fund will not be subject to the investment limitations to which a diversified fund is subject, and the two related fundamental investment policies described above would be eliminated. Notwithstanding the foregoing, the Fund will continue to comply with the diversification requirements of Subchapter M of the Code and Section 817(h) of the Code. These requirements are provided in Exhibit C. Furthermore, this proposed change in sub-classification from diversified to non-diversified is not expected to impact the Fund’s investment objective and other principal investment strategies. If Proposal 3 is not approved, the Fund will continue to be classified as a diversified fund until such time as shareholders approve its classification as a non-diversified fund.

Reasons for Proposed Change of Fund’s Sub-Classification

The primary reason for this Proposal 3 is to provide GEAM and the Fund’s sub-adviser with greater flexibility in managing the Fund’s portfolio. Though the Fund has not had difficulty operating within the diversified fund restrictions in the past and does not anticipate needing to go beyond them in the foreseeable future, it is possible that future developments in the real estate market may make it advisable for the Fund to begin operating as a non-diversified fund and to invest (as to more than 25% of its total assets) more than 5% of its total assets in the securities of a single issuer or acquire more than 10% of the voting securities of an issuer. Although the number of issuers in real estate and real estate-related businesses is not small, neither is it very large. It is quite possible given the volatile nature of real estate values that a significant downturn in the market could significantly reduce the number of attractive issuers in which the Fund might profitably invest. (For example, in the past there have been periods during which REITs were not an attractive investment.) This, in turn, could cause GEAM or the Fund’s sub-adviser to desire to concentrate the Fund’s investment portfolio. Changing the Fund’s sub-classification to non-diversified would provide it with the flexibility to respond to adverse market developments in the future by investing outside the diversified fund restrictions.

At the same time, operating as a non-diversified fund could result in a greater risk to the Fund because it would permit the Fund to hold fewer issuers. For example, investing a larger percentage of its assets in a single issuer or a few issuers would increase the Fund’s exposure to the stock market risk and other risks associated with those issuers. In addition, the Fund could experience increased volatility since its performance may be impacted by the market value of one, or just a few, issuers. However, GEAM and the Board, after consultation with Urdang, believe that the potential benefits accruing to the Fund in electing to be non-diversified will outweigh any such related increase in risk.

A second reason for this Proposal 3 is to align the Fund’s sub-classification as to diversification with other mutual funds that primarily invest in real estate securities. Many of the Fund’s peer group funds are classified as non-diversified. Having the same sub-classification would enable the Fund to better compete within those peer group funds.

Board Approval of Proposed Change of Fund’s Sub-Classification

At a meeting held on January 26, 2006, the Board, including the Independent Directors, reviewed the proposed change to the Fund’s sub-classification. The Board, including the Independent Directors, considered the potential need for additional flexibility in managing the portfolio as well as the corresponding increased risk from managing the Fund’s portfolio in a more concentrated style. The Board, including the Independent Directors, also considered the fact that the Fund’s investment objective and principal investment strategies would not be affected by such change, and that this change would enable the Fund to better compete with other real estate securities funds within its peer group. After consideration of the foregoing, the Board, including the Independent Directors, concluded that it would be in the best interests of the Fund, its shareholders and variable contract owners indirectly invested in the Fund to change the Fund’s sub-classification under the 1940 Act from a diversified mutual fund to a non-diversified mutual fund and to eliminate the Fund’s two related restrictive fundamental investment policies, and determined to seek shareholder approval of the same.

The Board unanimously recommends that shareholders of the Fund vote FOR the approval of the change to the Fund’s sub-classification under the 1940 Act from a diversified mutual fund to a non-diversified mutual fund and eliminate the Fund’s fundamental investment policies relating to diversification.

PROPOSAL 4

APPROVAL OF AMENDMENT, ELIMINATION OR RECLASSIFICATION OF CERTAIN FUNDAMENTAL INVESTMENT POLICIES OF THE FUND

Background

Each investment portfolio of the Company, including the Fund, operates in accordance with its investment objective, principal investment strategies and investment policies, which are described in either its prospectus or statement of additional information. The Company’s investment policies are classified as either “fundamental” or “non-fundamental.” Under the 1940 Act, investment policies relating to certain subjects must be classified as fundamental. Investment policies that are deemed fundamental can be changed only by a shareholder vote. In contrast, those investment policies that are not fundamental may be changed by the Board without shareholder approval.

Proposal 4 is intended to modernize the Fund’s fundamental investment policies by amending or eliminating certain fundamental investment policies or reclassifying as non-fundamental any fundamental investment policy not required to be fundamental. Shareholders are being asked to vote separately on each sub-proposal contained within Proposal 4. If a sub-proposal is approved by the Fund’s shareholders at the Meeting, the proposed change to that fundamental investment policy will be adopted by the Fund. Each approved sub-proposal will take effect when the Fund’s prospectus or statement of additional information is updated to reflect the changes. If the shareholders of the Fund fail to approve any sub-proposal in Proposal 4, the current investment policy or policies contained in that sub-proposal will remain in effect.

Benefit to the Fund of Changes in Fundamental Investment Policies

Changes to the Fund’s fundamental investment policies as proposed in the sub-proposals of this Proposal 4 will benefit the Fund and its shareholders for the following reasons:

First, each of these changes is designed to provide the Fund with greater investment flexibility to pursue its investment objective and principal investment strategies and respond to a changing investment environment. The Fund’s fundamental investment policies date back to the Company’s formation on May 14, 1984. Since that time, many of the legal and regulatory requirements applicable to mutual funds have changed. For example, certain restrictions imposed by state securities laws and regulations to which the Company and the Fund were subject at that time were preempted by the National Securities Markets Improvement Act of 1996 (“NSMIA”), and are no longer applicable to mutual funds. As a result, the Fund remains subject to several fundamental investment policies that are either more restrictive than required or are no longer required. Modernizing the Fund’s fundamental investment policies generally would allow the Fund to take advantage of changes in financial markets and new investment vehicles and generally enable the Fund to operate more efficiently within the limits of the 1940 Act.

Second, the proposed changes would not affect the Fund’s investment objective and investment strategies. Moreover, should shareholders approve the proposed changes, the Fund does not intend to change its objective or investment strategies. Furthermore, these changes, individually and in the aggregate, generally should not result in a substantial change in the manner in which the Fund is currently being managed.

Third, by reducing to a minimum those policies that can be changed only by shareholder vote, the Fund in the future may be able to avoid the costs and delay associated with holding shareholder meetings to address issues relating to fundamental investment policies.

Fourth, GEAM currently serves as investment adviser to a number of other mutual funds that are subject to fundamental investment policies that are more consistent with the requirements of current laws and regulations. By aligning the fundamental policies of the Fund with the fundamental policies of these other funds, GEAM’s monitoring of compliance with the stated policies would become more streamlined and efficient.

Board Approval of Proposed Changes to Fund’s Fundamental Investment Policies

At a meeting held on January 26, 2006, the Board, including the Independent Directors, reviewed these proposed changes to the Fund’s fundamental investment policies. The Board, including the Independent Directors, concluded that the ability of GEAM or a sub-adviser to manage the Fund’s portfolio in a changing regulatory or investment environment will be enhanced and that investment management opportunities will be increased by the proposed changes. As a result, the Board, including the Independent Directors, concluded that it would be in the best interests of the Fund, its shareholders and variable contract owners indirectly invested in the Fund to make the changes to each of the Fund’s fundamental investment policies described in this Proposal 4 and determined to seek shareholder approval of the same.

Proposal 4A: Amend the Fund’s Policy on Senior Securities

In order to limit the ability of a mutual fund to use leverage, the 1940 Act generally prohibits mutual funds from issuing senior securities. In general, a mutual fund uses leverage when it borrows money to acquire assets or otherwise incurs debt. The 1940 Act, certain rules thereunder and interpretations of the staff of the SEC, however, make clear that in certain circumstances, borrowing money and investing in certain types of securities or other investments that entail small amounts of debt (or other financial obligation), such as short sales, margin requirements for certain options and futures transactions, and reverse repurchase agreements, would not violate the general prohibition on senior securities.

The Fund currently is subject to a fundamental investment policy that it may not issue senior securities except (1) to the extent that its borrowings may be deemed to be senior securities under the 1940 Act, or (2) in connection with its investments in options and futures contracts. The proposed amendment would permit the Fund to make other investments that otherwise might be deemed senior securities in addition to borrowings and investments in options and futures contracts (e.g., purchase securities on a “when issued” or delayed delivery basis), to the extent that such investments are permitted by the 1940 Act, rules thereunder or by interpretations of the SEC staff. The proposed amendment would therefore give the Fund the maximum amount of flexibility to make such investments. Otherwise, this proposed amendment would have no immediate impact on the Fund’s investment strategies.

Accordingly, the Board believes that approval of Proposal 4A would be in the best interests of the Fund, its shareholders and variable contract owners indirectly invested in the Fund.

It is proposed that the Fund’s current fundamental policy on issuing senior securities be amended as follows:

Current Policy	New Policy
The Fund may not issue senior securities except: (a) to the extent that borrowings may be deemed to be senior securities under the 1940 Act, or (b) in connection with investments of the Fund in options and futures contracts.	The Fund may not issue senior securities except as otherwise permitted by applicable law.

Proposal 4B: Amend the Fund’s Policy on Real Estate Investments

The 1940 Act requires a mutual fund to have a fundamental investment policy governing investments in real estate. The Fund currently is subject to a fundamental investment policy prohibiting it from investing directly in real estate, or in any interest in real estate except through the purchase of corporate or certain government securities, including securities secured by a mortgage or by a leasehold interest or other interest in real estate. A security issued by a real estate or mortgage investment trust is not treated as an interest in real estate.

It is proposed that the current fundamental policy regarding real estate be revised to clarify the policy’s restriction with respect to real estate investments and conform the articulation of this policy to that of other mutual funds managed by GEAM. Specifically, the proposed policy would restrict the Fund from investing in real estate, oil, gas or mineral leases, or mineral exploration or development programs, which could be deemed to be interests in real estate. However, the proposed policy would permit the Fund to: (1) invest in mortgage-related securities and securities secured by real estate, mortgages or interests in real estate or mortgages, (2) purchase securities of issuers that invest or deal in real estate, mortgages, or interests in real estate or mortgages (e.g., REITs), (3) engage in the purchase and sale of real estate as necessary to provide it with an office for the transaction of business, (4) acquire real estate or interests in real estate securing an issuer’s obligations, and (5) invest in certain real estate limited partnerships.

The proposed fundamental policy on investing in real estate will provide the Fund with the maximum flexibility consistent with the current legal requirements. This change modernizes the present policy by allowing the Fund to invest in certain real estate-related securities, including real estate limited partnership, or acquire very small direct interests in real estate, when that type of investment is otherwise consistent with the Fund’s investment objectives and principal strategies. The proposed policy will also clarify the restrictions with respect to Fund investments in oil, gas and mineral leases, as well as mineral exploration and development programs. Furthermore, the proposed policy will permit the Fund to acquire real estate or interests in real estate that secure the obligations of an issuer of a security held by the Fund (e.g., as in the case of default of an issuer), and to otherwise hold and sell real estate acquired by the Fund as a result of its ownership of a security. Amending the existing policy as proposed is not expected to increase the risk of an investment in the Fund nor affect its management.

Accordingly, the Board believes that approval of Proposal 4B would be in the best interests of the Fund, its shareholders and variable contract owners indirectly invested in the Fund.

It is proposed that the Fund’s current fundamental policy on real estate investments be amended as follows:

Current Policy	New Policy
The Fund may not purchase real estate or any interest therein, except through the purchase of corporate or certain government securities including securities secured by a mortgage or a leasehold interest or other interest in real estate. A security issued by a real estate or mortgage investment trust is not treated as an interest in real estate.	The Fund may not purchase or sell real estate, or invest in oil, gas or mineral leases, or mineral exploration or development programs, except that the Fund may: (a) invest in mortgage-related securities and securities secured by real estate, mortgages, or interests in real estate or mortgages, (b) purchase securities of issuers that invest or deal in real estate, mortgages or interests in real estate or mortgages (e.g., real estate investment trusts), (c) engage in the purchase and sale of real estate as necessary to provide it with an office for the transaction of business, (d) acquire real estate or interests in real estate securing an issuer’s obligations, and (e) invest in real estate limited partnerships.

Proposal 4C: Amend the Fund’s Policies on Making Loans

Under the 1940 Act, a mutual fund must have a fundamental policy regarding lending. Currently, the Fund is subject to two fundamental policies regarding the making of loans. Under those policies, the Fund may not make loans, except (1) the Fund may lend its portfolio securities in an amount up to 20% of its total assets, taken at market value at the time of the loan, provided that the loan is made in accordance with the Fund’s guidelines, and (2) through the purchase of obligations (i.e., debt securities) in private placements (the purchase of publicly traded obligations not being considered the making of a loan).

It is proposed that the Fund’s two fundamental policies be replaced by a single fundamental policy that permits the Fund to lend money or portfolio securities to the extent that the lending is consistent with the

1940 Act. For example, current SEC staff positions permit: (1) purchasing debt securities or similar evidences of indebtedness (2) lending portfolio securities in amounts not exceeding one-third of its total asset value, and (3) investing in repurchase agreements.

As proposed, the policy would restrict the Fund from lending its assets or money, except through: (1) purchasing debt obligations, (2) loans of cash or securities as permitted by applicable law, (3) entering into repurchase agreements, and (4) investing in financial futures contracts and options on financial futures contracts.

This change would give the Fund the greatest amount of flexibility to lend its assets or money to generate income within the limits of the 1940 Act where desirable and appropriate in accordance with its investment objectives. In addition, the Fund would have greater ability to engage in transactions which could be considered lending, but which could be beneficial to the Fund. At the same time, lending assets or money increases the Fund’s exposure to the risks associated with these activities. The Fund might experience a delay in receiving collateral to secure a loan, or a delay in recovery of loaned money or securities if the borrower defaults. However, to mitigate these risks, procedures are in place to ensure that borrowers of securities are creditworthy and that the loans are fully collateralized.

Accordingly, the Board believes that approval of Proposal 4C would be in the best interests of the Fund, its shareholders and variable contract owners indirectly invested in the Fund.

It is proposed that the Fund’s current fundamental policies on making loans be amended as follows:

Current Policies	New Policy

The Fund may not make loans, except as provided below and except through the purchase of obligations in private placements (the purchase of publicly traded obligations not being considered the making of a loan).

The Fund may not lend its portfolio securities in excess of 20% of its total assets, taken at market value at the time of the loan, and provided that such loan shall be made in accordance with the Fund’s guidelines.

The Fund may not lend its assets or money to other persons, except by (a) purchasing debt obligations (including privately placed debt obligations), (b) lending cash or securities as permitted by applicable law, (c) entering into repurchase agreements, and (d) investing in futures contracts on securities and securities indices and options on such futures contracts.

Proposal 4D: Amend the Fund’s Policies on Borrowing

The 1940 Act imposes certain restrictions on the borrowing activities of mutual funds and requires that all funds have a fundamental policy on borrowing money. The restrictions on borrowing money are designed to protect fund shareholders by limiting a fund’s ability to leverage its assets. Leverage exists when a fund has the right to a return on an investment that exceeds the amount that the fund paid for the investment. For example, borrowing money to make an investment is a way in which a fund may make use of leverage. The Fund’s policy on borrowing is closely related to its policy on senior securities in as much as borrowing by a mutual fund is one activity that can give rise to a senior security issued by it.

A fund may need to borrow money for a number of reasons. First, a fund may borrow to leverage an investment, as described above. Second, a fund may need to borrow temporarily to pay redeeming shareholders. This can occur in instances in which (a) the amount of redemptions exceeds available cash and market conditions are not favorable to sell portfolio securities to meet those redemptions, or (b) the fund has not yet received payment for securities it has sold. Third, a fund may need to borrow to pay for securities because it does not have available cash. Fourth, certain types of securities transactions, such as entering into reverse repurchase agreements and certain mortgage dollar rolls might be construed to entail borrowing money.

There are risks associated with borrowing. Borrowing to acquire additional investments exposes a fund to a greater risk of loss because the value of the acquired investments could fall below the amount borrowed (which the mutual fund must repay). As a result, borrowing may cause the value of a fund’s shares to be more volatile than if the fund did not borrow. In addition, to the extent a fund borrows money, it will pay interest on the borrowed amount which will raise the overall expenses of the fund and reduce its returns. The interest payable on borrowings may be more (or less) than the return the fund receives from the securities purchased with borrowed amounts. Additionally, a fund may also be forced to sell securities at inopportune times to repay loans.

The Fund currently has two policies related to borrowing. The first policy provides that the Fund may not borrow amounts in excess of 10% of its total assets, taken at market value at the time of the borrowing, and then only from banks as a temporary measure for extraordinary or emergency purposes or to meet redemption requests that might otherwise require the untimely disposition of securities, and not for investment or leveraging. The second policy provides that the Fund may not purchase any securities on margin except (1) to obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities, and (2) in connection with the Fund’s investments in options and futures contracts.

The proposed amendment would modernize the Fund’s policy on borrowing. Under the proposed policy, the Fund would be restricted from borrowing money, except that the Fund would be permitted to: (1) borrow from banks and through reverse repurchase agreements in amounts up to 33.33% of its total assets (including the amount borrowed), (2) to the extent permitted by applicable law, borrow up to an additional 5% of its total assets for temporary purposes, (3) obtain such short-term credits as may be necessary for the clearance of purchases and sales of portfolio securities, (4) purchase securities on margin to the extent permitted by applicable law, and (5) engage in transactions in mortgage dollar rolls and other similar transactions.

This change would give the Fund the flexibility to engage in certain securities transactions that might be construed as entailing “borrowing” and would permit the Fund to borrow money in certain instances up to the limits permitted by the 1940 Act and SEC staff interpretations thereof. Changing this policy also would permit greater consistency in managing the Fund’s portfolio when such borrowings are necessary for the efficient management of the Fund’s assets. Furthermore, under the proposed policy, the Fund will continue to be restricted from borrowing for leveraging purposes. Accordingly, the Board believes that approval of Proposal 4D would be in the best interests of the Fund, its shareholders and variable contract owners indirectly invested in the Fund.

It is proposed that the Fund’s current fundamental policies on borrowing be amended as follows:

Current Policies	New Policy

The Fund may not borrow amounts in excess of 10% of its total assets, taken at market value at the time of the borrowing, and then only from banks as a temporary measure for extraordinary or emergency purposes or to meet redemption requests that might otherwise require the untimely disposition of securities, and not for investment or leveraging.

The Fund may not purchase any securities on margin except: (a) that the Fund may obtain such short-term credit as may be necessary for the clearance of purchases and sales of portfolio securities, or (b) in connection with investments of Funds in options and futures contracts.

The Fund may not borrow money, except that it may (a) borrow from banks (as defined in the 1940 Act) and through reverse repurchase agreements in amounts up to 33.33% of its total assets (including the amount borrowed), (b) to the extent permitted by applicable law, borrow up to an additional 5% of its total assets for temporary purposes, (c) obtain such short-term credits as may be necessary for the clearance of purchases and sales of portfolio securities, (d) purchase securities on margin to the extent permitted by applicable law, and (e) engage in transactions in mortgage dollar rolls and other similar transactions.

Proposal 4E: Eliminate the Fund’s Policy on Mortgaging, Pledging and Hypothecating of Investments

Although the 1940 Act does not require that mutual funds have a fundamental policy on mortgaging, pledging and hypothecating assets, state law requirements to which mutual funds used to be subject but are no longer applicable provided limitations on such activities. To meet such state law requirements, the Fund had adopted at its inception a fundamental policy that it will not mortgage, pledge, hypothecate or in any manner transfer, as security for indebtedness, any securities owned or held by the Fund except (1) as may be necessary in connection with borrowings, and then such mortgaging, pledging or hypothecating may not exceed 10% of the Fund’s total assets, taken at market value at the time thereof, or (2) in connection with investments of the Fund in options and futures contracts.

Because the 1940 Act does not require that the Fund have a fundamental policy on mortgaging, pledging and hypothecating assets, and because this policy was based on state law requirements that are no longer applicable, it is proposed that this current fundamental investment policy be eliminated. Elimination of the policy and associated restrictions could increase the risks relating to Fund’s mortgaging, pledging and hypothecating assets. These risks include the risks associated with borrowing (discussed under Proposal 4D above), as well certain other risks (e.g., the Fund could incur costs or encounter delays in recovering the assets pledged or, in the event of the insolvency of the pledgee, the Fund might not be able to recover some or all of the pledged assets). However, eliminating this policy would provide the Fund with the maximum flexibility permitted by law, consistent with its policies on borrowing and issuing senior securities, to enter into collateral arrangements in connection with its borrowing. In addition, removing this policy would afford the Fund greater flexibility in permitted borrowing transactions because bank lenders often require a pledge of assets as security for loans. Furthermore, elimination of this policy would give the Fund greater flexibility by permitting the Board to make changes in investment policy regarding pledging or mortgaging assets without seeking shareholder approval. Eliminating this policy would not affect the Fund’s present investment practices.

Accordingly, the Board believes that approval of Proposal 4E would be in the best interests of the Fund, its shareholders and variable contract owners indirectly invested in the Fund.

Proposal 4F: Reclassify the Fund’s Policy on Illiquid Investments

The Fund currently is subject to a fundamental policy that it may not invest more than 15% of its net assets in repurchase agreements maturing in more than seven days and other illiquid investments. This policy is based on requirements imposed prior to 1996 by the administrators of securities laws in various states. Furthermore, the 1940 Act does not require the current fundamental investment policy. Current SEC staff positions, which may change in the future, limit a mutual fund’s holdings of illiquid investments to not more than 15% of net assets.

If Proposal 4F is approved by the shareholders, the Fund intends to make its policy with respect to illiquid investments a non-fundamental investment policy. This policy will also be restated to provide that the Fund may not acquire any security or other investment that is not readily marketable if more than 15% of its net assets, taken at market value, would be invested in such securities and other investments. As proposed, a security or investment would be considered to be not readily marketable if it cannot be disposed of by the Fund within seven days in the ordinary course of business at approximately the amount at which it was valued by the Fund. In the event the Fund’s illiquid holdings exceeded 15% of its net assets, GEAM or the sub-adviser to the Fund would not acquire any additional illiquid investments. However, in such event, GEAM and the sub-adviser would also not be required to dispose of portfolio holdings to bring the Fund’s exposure to illiquid investments below 15% of net assets.

Because the Fund intends to adopt the non-fundamental investment policy described above, reclassification of the current policy as a non-fundamental investment policy would not increase the risks to the shareholders of investing in the Fund. Approval of Proposal 4F would allow the Board to take appropriate and timely action to adopt or amend a non-fundamental investment policy without the expense and delay associated with a shareholder meeting.

Accordingly, the Board believes that approval of Proposal 4F would be in the best interests of the Fund, its shareholders and variable contract owners indirectly invested in the Fund.

It is proposed that the Fund’s current fundamental policy on illiquid investments be amended as follows:

Current Policy	New Policy (Restated as a Non-Fundamental Policy)
The Fund may not invest more than 15% of its net assets in repurchase agreements maturing in more than seven days and other illiquid investments.	The Fund may not acquire any security or other investment that is not readily marketable if more than 15% of its net assets, taken at market value, would be invested in such securities and other investments. For purposes of this restriction, an investment is considered to be not readily marketable if it cannot be disposed of by the Fund within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the investment.

The Board unanimously recommends that shareholders of the Fund vote FOR the approval of the amendment, elimination or reclassification, as the case may be, of the Fund’s fundamental policies contained in each sub-proposal of this Proposal 4.

ADDITIONAL INFORMATION

Reports to Shareholders

Copies of the Company’s most recent annual report or most recent semi-annual report to shareholders will be furnished without charge upon request by writing to the Company at 3003 Summer Street, Stamford, Connecticut 06905, or by calling 1-800-352-9910 (for Genworth Life and Annuity Insurance Company) or 1-800-313-5282 (for Genworth Life Insurance Company of New York).

Service Providers

GE Investment Distributors, Inc. (“GEID”), 3001 Summer Street, Stamford, Connecticut 06905, an affiliate of GEAM, serves as the distributor for the shares of the investment portfolios of the Company on a continuing best efforts basis.

GEnpact (formerly, GE Capital International Services), an entity that is 40% owned by GEAM’s parent, GE, provides the Company with various administration and tax reporting services. Such services include, but are not limited to, the preparation of financial statements, Forms N-CSR, N-SAR, N-Q and 24f-2, as well as certain tax reporting and accounting oversight. The investment portfolios of the Company, including the Fund, pay Genpact an annual fee for their services that is allocated pro rata among the investment portfolios based on net assets.

Affiliated Brokerage

During the fiscal year ended December 31, 2005, the Fund did not pay any brokerage commissions to affiliated brokers.

Other Business

Management knows of no business to be presented at the Meeting other than the matters set forth in this Proxy Statement, but should any other matter requiring the vote of shareholders arise, the proxies will vote thereon according to their best judgment in the interest of the Company and the Fund.

Shareholder Proposals

As a general matter, the Company does not hold annual or regular meetings of the shareholders. Ordinarily, there will be no shareholder meeting unless required by the 1940 Act or otherwise. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent meeting of the shareholders should send their written proposals to the Secretary of the Company, 3001 Summer Street, Stamford, Connecticut 06905. They must be received by the Company within a reasonable period of time prior to any such shareholder meeting.

EXHIBIT A

Proposed Sub-Advisory Agreement

GE INVESTMENTS FUNDS, INC.

REAL ESTATE SECURITIES FUND

SUB-ADVISORY AGREEMENT

This Sub-Advisory Agreement (this “Agreement”) is made as of                     , 2006, by and among GE ASSET MANAGEMENT INCORPORATED (“GEAM”), a Delaware corporation, GE INVESTMENTS FUNDS, INC. (the “Company”), a Virginia corporation, on behalf of the REAL ESTATE SECURITIES FUND (the “Fund”), a series of the Company, solely with respect to Section 10 of this Agreement, and URDANG SECURITIES MANAGEMENT, INC., a Pennsylvania corporation (the “Sub-Adviser”).

RECITALS

WHEREAS, GEAM has entered into an Investment Advisory and Administration Agreement dated May 1, 1997 (the “Advisory Agreement”) with the Company, an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), with respect to the Fund;

WHEREAS, pursuant to Section 2(f) of the Advisory Agreement, GEAM may delegate portfolio management responsibilities to other investment sub-advisers, subject to the requirements of the 1940 Act; and

WHEREAS, GEAM wishes to retain the Sub-Adviser to furnish certain investment advisory services to GEAM and the Fund, and the Sub-Adviser is willing to furnish those services.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties agree as follows:

1. Appointment. GEAM hereby appoints the Sub-Adviser as an investment sub-adviser with respect to the Fund’s assets for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts that appointment and agrees to render the services herein set forth, for the compensation herein provided. Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent GEAM, the Company or the Fund or otherwise be deemed an agent of GEAM, the Company or the Fund.

2. Duties as Sub-Adviser.

(a) Subject to the oversight and supervision of GEAM and the Company’s Board of Directors (the “Board”), the Sub-Adviser will provide a continuous investment program for the Fund’s assets, including investment research and management. The Sub-Adviser will determine from time to time what investments will be purchased, retained or sold by the Fund. The Sub-Adviser will be responsible for placing purchase and sell orders for Fund investments. The Sub-Adviser will be responsible for voting proxies of issuers of securities held by the Fund. The Sub-Adviser will consult with GEAM from time to time regarding matters pertaining to the Fund, including market strategy and portfolio characteristics. The Sub-Adviser will provide services under this Agreement in accordance with the Fund’s investment objective, policies and restrictions as stated in the Company’s current registration statement on Form N-1A and any amendments or supplements thereto (the “Registration Statement”) and the Company’s articles of incorporation and by-laws (the “Constituent Documents”). In connection therewith and in connection with the further duties set forth in paragraphs 2(b) - (h) below, the Sub-Adviser shall provide GEAM and the Board with such periodic reports and documentation as GEAM or the Board shall reasonably request regarding the Sub-Adviser’s management of the Fund’s assets and compliance with the Registration Statement, applicable law and regulations, and all requirements hereunder.

(b) The Sub-Adviser shall carry out its responsibilities under this Agreement in compliance with: (1) the Fund’s investment objective, principal strategies and restrictions as set forth in the Registration Statement, (2) the Constituent Documents, (3) such policies, procedures or directives as the Board may from time to time establish or issue, and (4) applicable law and regulations. GEAM shall promptly notify the Sub-Adviser of changes to (1), (2), and (3) above, and shall use its best efforts to notify the Sub-Adviser of changes to (4) above promptly after it becomes aware of such changes.

In particular, the Sub-Adviser shall be responsible to ensure that the Fund: (1) continuously qualifies as a regulated investment company under sub-chapter M of the Internal Revenue Code of 1986, as amended (the “Code”), (2) complies with the diversification requirements of Section 817(h) of the Code and regulations thereunder as these apply to separate accounts through which variable life insurance contracts and variable annuity contracts are issued, and (3) is promptly notified of any and all instances in which the Sub-Adviser knows or should have reason to know that the available price or value of a portfolio instrument does not represent the fair value of the instrument, or that there is no price or value available from any source with respect to a particular instrument and that such instrument should accordingly be subject to a fair valuation determination in accordance with procedures adopted by the Board, as amended from time to time.

(c) The Sub-Adviser shall take all actions that it considers necessary to implement the investment objective and principal strategies of the Fund, and in particular, to place all orders for the purchase or sale of securities or other investments for the Fund with brokers or dealers selected by it. To that end, the Sub-Adviser is authorized as the agent of the Company to give instructions to the Company’s custodian as to deliveries of securities or other investments and payments of cash for the account of the Fund. In connection with the selection of brokers or dealers and the placing of purchase and sale orders with respect to investments of the Fund, the Sub-Adviser is directed at all times to seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in the Registration Statement.

In addition to seeking the best price and execution, to the extent covered by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and applicable guidance of the Securities and Exchange Commission (the “SEC”), the Sub-Adviser is also authorized to take into consideration other relevant factors which may include, without limitation: (1) the execution capabilities of such brokers and dealers, (2) research, custody and other services provided by brokers and dealers which the Sub-Adviser believes will enhance its general portfolio management capabilities, (3) the size of the transaction, (4) the difficulty of execution, (5) the operational facilities of such brokers and dealers, (6) the risk to such a broker or dealer of positioning a block of securities, and (7) the overall quality of brokerage and research services provided by such brokers and dealers. The Sub-Adviser is also authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if it determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Sub-Adviser’s overall responsibilities with respect to the Fund. The policies with respect to brokerage allocation, determined from time to time by the Board are those disclosed in the Registration Statement. The Sub-Adviser will periodically evaluate the statistical data, research and other investment services provided to it by brokers and dealers. Such services may be used by the Sub-Adviser in connection with the performance of its obligations under this Agreement or in connection with other advisory or investment operations including using such information in managing its own accounts. The Sub-Adviser is also authorized to use soft-dollar services as requested by the Board from time to time. Whenever the Sub-Adviser simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by the Sub-Adviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable by the Sub-Adviser to each account.

(d) Subject to: (1) the requirement that the Sub-Adviser seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in the Registration Statement, (2) the applicable provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended (the “Advisers Act”), (3) the provisions of the 1934 Act, and (4) other applicable provisions of law, the Sub-Adviser or an affiliated person of the Sub-Adviser or of GEAM may act as broker for the Fund in connection with the purchase or sale of securities or other investments for the Fund. Such brokerage services are not within the scope of the duties of the Sub-Adviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by the Board, the Sub-Adviser or its affiliated persons may receive brokerage commissions, fees or other remuneration from the Fund or the Company for such services in addition to the Sub-Adviser’s fees for services under this Agreement.

(e) The Sub-Adviser agrees to maintain, in the form and for the periods required by Rule 31a-2 under the 1940 Act, all records relating to the Fund’s investments that are required to be maintained by the Company pursuant to the requirements of paragraphs (b)(2)(ii), (b)(2)(iii), (b)(5), (b)(6), (b)(7), (b)(9), (b)(10) and (f) of Rule 31a-1 under the 1940 Act. The Sub-Adviser agrees that all books and records which it maintains for the Fund or the Company are the property of the Company and further agrees to surrender the same to GEAM or the Company upon GEAM’s or the Company’s request (provided, however, that Sub-Adviser may retain copies of such records). The Sub-Adviser agrees to furnish the Board and GEAM with such periodic and special reports regarding the Fund’s investments and records relating to the same as the Board or GEAM reasonably may request.

(f) At such times as shall reasonably be requested by the Board or GEAM, the Sub-Adviser will provide the Board and GEAM with economic and investment analyses and reports as well as quarterly reports setting forth the Fund’s performance and make available to the Board and GEAM any economic, statistical and investment services normally available to institutional or other customers of the Sub-Adviser invested in a similar strategy. The Sub-Adviser will complete on a quarterly basis the checklist provided to it by GEAM regarding the Fund’s investments and transactions. The Sub-Adviser will make available its officers and employees to meet with the Board on reasonable notice to review the Fund’s investments.

(g) In accordance with procedures adopted by the Board, as amended from time to time, the Sub-Adviser is responsible for assisting the Board in determining the fair valuation of any illiquid portfolio securities and will assist the Company’s accounting services agent or GEAM to obtain independent sources of market value for all other portfolio securities.

(h) Sub-Adviser shall not consult with other sub-advisers of the Fund, or with sub-advisers of other funds of the Company, concerning transactions in portfolio securities or other portfolio investments of the Fund.

3. Further Duties. In all matters relating to the performance of this Agreement, the Sub-Adviser will act in conformity with the Constituent Documents and Registration Statement and with the written instructions and directions of the Board and GEAM and will comply with the applicable requirements of the 1940 Act, the Advisers Act, the rules under each, Subchapter M and Section 817(h) of the Code and regulations issued thereunder. In addition, the Sub-Adviser will act in conformity with all other applicable federal and state laws and regulations. GEAM agrees to provide to the Sub-Adviser copies of the Constituent Documents, Registration Statement and any amendments or supplements to any of these materials as soon as reasonably practicable after such materials become available.

4. Expenses. During the term of this Agreement, the Sub-Adviser will bear all expenses incurred by it in connection with its investment sub-advisory services under this Agreement.

5. Compensation.

For the services rendered, the facilities furnished and the expenses assumed by the Sub-Adviser, GEAM shall pay the Sub-Adviser, no later than the ninetieth (90th) business day following the end of each calendar quarter, a fee based on the average daily net assets of the Fund at the following annual rates (the “Fee Rate Schedule”):

0.425% of the first $100,000,000

0.375% of the next $100,000,000

0.350% of amounts in excess of $200,000,000.

Notwithstanding the foregoing, for any month during which the average daily net asset value of the Fund is less than $100,000,000, the fee shall be at an annual rate of 0.50% of the average daily net assets of the Fund for such month; provided further that if in subsequent months the average daily net asset value of the Fund increases to equal to or more than $100,000,000, the Sub-Adviser’s fee shall be as set forth in the Fee Rate Schedule.

The Sub-Adviser’s fee shall be paid by GEAM. The Sub-Adviser’s fee shall be accrued daily at 1/365th of the applicable annual rate set forth above. For the purpose of accruing compensation, the net assets of the Fund shall be determined in the manner and on the dates set forth in the current prospectus of the Company, and, on dates on which the net assets are not so determined, the net asset value computation to be used shall be as determined on the next day on which the net assets shall have been determined. In the event of termination of this Agreement, all compensation due through the date of termination will be calculated on a pro-rated basis through the date of termination and paid within sixty (60) business days of the date of termination. During any period when the determination of net asset value is suspended, the net asset value of the Fund as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

6. Compliance Matters.

(a) The Sub-Adviser understands and agrees that it is a “service provider” to the Company as contemplated by Rule 38a-1 under the 1940 Act. As such, the Sub-Adviser agrees to cooperate fully with GEAM and the Company and its directors and officers, including the Company’s Chief Compliance Officer (“CCO”), with respect to all compliance-related matters, including the Company’s efforts to assure that each of its service providers adopts and maintains written policies and procedures that are reasonably designed to prevent violation of the “federal securities laws” (as that term is defined by Rule 38a-1) by the Company, GEAM and Sub-Adviser. In this regard, the Sub-Adviser shall:

(1) submit to the Board for its consideration and approval, the Sub-Adviser’s applicable compliance policies and procedures;

(2) submit to the Board for its consideration and approval, annually (and at such other times as the Company may request), a written report (“Report”) fully describing the results of the Sub-Adviser’s review of the adequacy of its compliance policies and procedures, including its assessment of the effectiveness of such policies and procedures and a description of any material amendments to such policies and procedures since the more recent of: (A) the Board’s approval of such policies and procedures or (B) the most recent Report;

(3) provide periodic reports discussing the Sub-Adviser’s compliance program and special reports in the event of material compliance matters;

(4) permit GEAM and the Company and its directors and officers to become familiar with the Sub-Adviser’s operations and understand those aspects of the Sub-Adviser’s operations that may expose GEAM and the Company to compliance risks or lead to a violation by the Company, GEAM or the Sub-Adviser of the federal securities laws;

(5) provide GEAM, the Company and its directors and CCO with such certifications regarding compliance as may be reasonably requested; and

(6) make the Sub-Adviser’s personnel and compliance policies and procedures reasonably available to such personnel as GEAM and the Company and its directors and officers may designate to evaluate the effectiveness of the Sub-Adviser’s compliance controls, policies and procedures.

(b) The Sub-Adviser agrees to maintain and implement a compliance program that complies with the requirements of Rule 206(4)-7 under the Advisers Act.

7. Limitation of Liability. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund, the Company or its shareholders or by GEAM in connection with the matters to which this Agreement relates, except (a) a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement, and (b) to the extent otherwise provided in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services. Notwithstanding the foregoing, Sub-Adviser shall be liable for any loss suffered by the Fund, the Company or its shareholders or by GEAM as a result of any negligent act or omission by Sub-Adviser relating to or arising out of any breach by the Sub-Adviser of the second paragraph of Section 2(b) of this Agreement.

8. Representations and Warranties of Sub-Adviser. The Sub-Adviser represents, warrants and agrees as follows:

(a) The Sub-Adviser: (1) is registered as an adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (2) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (3) has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (4) has the authority to enter into and perform the services contemplated by this Agreement and the execution, delivery and performance by the Sub-Adviser of this Agreement does not contravene or constitute a default under any agreement binding upon the Sub-Adviser; (5) will promptly notify GEAM of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; and (6) is duly organized and validly existing under the laws of the Commonwealth of Pennsylvania with the power to own and possess its assets and carry on its business as it is now being conducted.

(b) The Sub-Adviser has adopted a written code of ethics pursuant to Rule 204A-1 under the Advisers Act that also complies with Rule 17j-1 under the 1940 Act, and will provide GEAM and the Board with a copy of that code of ethics, together with evidence of its adoption. Within fifteen days of the end of the last calendar quarter of each year that this Agreement is in effect, the president, any vice president or chief compliance officer of the Sub-Adviser shall certify to GEAM that the Sub-Adviser has complied with the requirements of Rule 204A-1 under the Advisers Act and Rule 17j-1 under the 1940 Act during the previous year and that there has been no violation of the Sub-Adviser’s code of ethics or, if such a violation has occurred, the details of such violation and of the appropriate action that was taken in response to such violation. Upon the written request from GEAM, the Sub-Adviser shall permit GEAM, its employees or its agents to examine the reports made to the Sub-Adviser pursuant to Rule 204A-1(b) under the Advisers Act and Rule 17j-1(c)(2) under the 1940 Act and all other records relevant to the Sub-Adviser’s code of ethics. GEAM shall be solely responsible for ensuring the confidentiality of such reports and shall be solely liable for any unauthorized abuse or misuse of information in such reports by its employees or agents.

9. Representations and Warranties of GEAM. GEAM represents, warrants and agrees that GEAM (a) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (b) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by the Advisory Agreement; (c) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by the Advisory Agreement; (d) has the authority to enter into and perform the services contemplated by the Advisory Agreement and the execution, delivery and performance by GEAM of the Advisory Agreement does not contravene or constitute a default under any agreement binding upon GEAM; (e) will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify GEAM from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; and (f) is duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted.

10. Indemnification.

(a) The Company agrees to indemnify and hold the Sub-Adviser, its officers and directors, and any person who controls the Sub-Adviser within the meaning of Section 15 of the Securities Act of 1933, as amended (“1933 Act”), harmless from any and all direct and indirect liabilities, losses or damages (including reasonable attorneys’ fees) arising out of any claim, demand, action, suit or proceeding arising out of any actual or alleged material misstatement or omission in the Company’s registration statement, any proxy statement, or any annual or semi-annual report to investors in the Fund (other than a misstatement or omission relating to disclosure about the Sub-Adviser approved by the Sub-Adviser or provided to GEAM or the Company by the Sub-Adviser or relating to an incorrect valuation of a Fund portfolio instrument that resulted from any breach by the Sub-Adviser of the second paragraph of Section 2(b) of this Agreement).

(b) The Sub-Adviser agrees to indemnify and hold the Company and GEAM, their respective officers and directors, and any person who controls them within the meaning of Section 15 of the 1933 Act harmless from any and all direct or indirect liabilities, losses or damages (including reasonable attorneys’ fees) arising out of any claim, demand, action, suit or proceeding:

(1) arising out of any actual or alleged material misstatement or omission in the Company’s registration statement, any proxy statement, or any annual or semi-annual report to investors in the Fund relating to disclosure about the Sub-Adviser provided to GEAM by the Sub-Adviser or relating to an incorrect valuation of a Fund portfolio instrument that resulted from any breach by the Sub-Adviser of the second paragraph of Section 2(b) of this Agreement; and

(2) arising out of the Sub-Adviser’s failure to ensure that the Fund (A) complies with the diversification requirements of Section 817(h) of the Code and the regulations issued thereunder as these apply to separate accounts through which variable life insurance contracts and variable annuity contracts are issued, and (B) continuously qualifies as a regulated investment company under Sub-Chapter M of the Code.

(c) Notwithstanding the foregoing: (A) the Company and GEAM agree to indemnify and hold the Sub-Adviser, its officers and directors, and any person who controls the Sub-Adviser within the meaning of Section 15 of the 1933 Act, harmless from any and all direct or indirect liabilities, losses or damages (including reasonable attorney’s fees) arising out of any claim, demand, action, suit or proceeding, in the event that the Sub-Adviser has been found to be without fault and the Company or GEAM has been found at fault (i) by the final judgment of a court of competent jurisdiction or (ii) in any order of settlement of any claim, demand, action or suit that has been approved by Board of Directors of the Company or GEAM; and (B) the Sub-Adviser agrees to indemnify and hold the Company and GEAM, their respective officers and directors, and any person who controls them within the meaning of Section 15 of the 1933 Act, harmless from any and all direct or indirect liabilities, losses or damages (including reasonable attorney’s fees) arising out of any claim, demand, action, suit or proceeding, in the event that the Company and GEAM have been found to be without fault and the Sub-Adviser has been found at fault (i) by the final judgment of a court of competent jurisdiction or (ii) in any order of settlement of any claim, demand, action or suit that has been approved the Board of Directors of the Sub-Adviser.

11. Duty to Update Information. The parties hereto shall promptly notify each other in writing regarding any change to the foregoing representations and warranties. Likewise, the Sub-Adviser agrees to notify GEAM of any change of control of the Sub-Adviser, including any change of its general partner or 25% shareholders, as applicable, and any changes in the key personnel of the Sub-Adviser, including in particular portfolio management personnel responsible for the Fund’s assets in each case prior to or promptly after notice of such change.

12. Exclusivity. During the term of this Agreement, the Sub-Adviser shall not, without the prior written consent of GEAM and the Board, serve as investment adviser or investment sub-adviser to another management investment company registered under the 1940 Act (or series thereof) with substantially similar investment objectives, policies and restrictions as those of the Fund that is offered solely in the insurance marketplace (including to variable annuity or variable life insurance contract owners) (a “Competing Fund”), other than (i) a management investment company registered under the 1940 Act (or series thereof) that is advised by GEAM, and (ii) a management investment company registered under the 1940 Act (or series thereof) that the Sub-Adviser already advises as of the date hereof; provided, however, that such consent shall not be required if the Fund fails to maintain minimum net asset levels as follows: (i) $125 million for any consecutive six months on or prior to the first anniversary of the date hereof; or (ii) $150 million for any consecutive six months after the first anniversary but on or prior to the second anniversary of the date hereof; or (iii) $175 million for any consecutive six months after the second anniversary but on or prior to the third anniversary of the date hereof; or (iv) $200 million for any consecutive six months after the third anniversary but on or prior to the fourth anniversary of the date hereof. Notwithstanding any of the foregoing, no such consent shall be required after the fourth anniversary of the date hereof.

13. Duration and Termination.

(a) This Agreement shall become effective upon the date of its execution. This Agreement will continue for an initial two-year term and will continue thereafter so long as the continuance is specifically approved at least annually (1) by the Board or (2) by a vote of a majority of the Fund’s outstanding voting securities, as defined in the 1940 Act, provided that in either event the continuance is also approved by a majority of the Board who are not parties to this Agreement or “interested persons” (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on the approval.

(b) This Agreement may be terminated at any time without the payment of any penalty, by the Board, or by vote of a majority of the Fund’s outstanding voting securities, on 60 days’ written notice to the Sub-Adviser. This Agreement may also be terminated, without the payment of any penalty, by GEAM: (1) upon 60 days’ written notice to the Sub-Adviser, (2) upon material breach by the Sub-Adviser of any of the representations and warranties set forth in Paragraph 8 of this Agreement, or (3) if the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including circumstances such as financial insolvency of the Sub-Adviser or other circumstances that could adversely affect the Fund. The Sub-Adviser may terminate this Agreement at any time, without the payment of a penalty, on 60 days’ written notice to GEAM. This Agreement will terminate automatically in the event of its assignment or upon termination of the Advisory Agreement.

14. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no material amendment to the terms of this Agreement shall be effective until approved by a vote of a majority of the Fund’s outstanding voting securities (unless the Company receives an order from the SEC or opinion of counsel permitting it to modify the Agreement without such vote).

15. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and applicable provisions of the 1940 Act and the Advisers Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act and the Advisers Act, the latter shall control.

16. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto. As used in this Agreement, the terms “majority of the outstanding voting securities,” “affiliated person,” “interested person,” “assignment,” “investment adviser,” “net assets,” and “security” shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterparts, each of which shall be deemed to be an original, but both of which shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.

GE ASSET MANAGEMENT INCORPORATED

By:
Name:	Michael J. Cosgrove
Title:	Executive Vice President

GE INVESTMENTS FUNDS, INC., ON BEHALF OF THE REAL ESTATE SECURITIES FUND, SOLELY WITH RESPECT TO SECTION 10 OF THIS AGREEMENT

By:
Name:
Title:

URDANG SECURITIES MANAGEMENT, INC.

By:
Name:
Title:

EXHIBIT B

Additional Information About Urdang

Urdang Securities Management, Inc. (“Urdang”) is a wholly owned subsidiary of Urdang Capital Management, Inc. (“Urdang Capital”). The address of both Urdang and Urdang Capital is 630 West Germantown Pike, Suite 300, Plymouth Meeting, Pennsylvania 19462.

All outstanding shares of Urdang Capital are owned by active employees of Urdang Capital. The following is a list of all executive officers of Urdang:

Name	Title

Scott Urdang* Gywnedd Valley, Pennsylvania	Chairman, Chief Executive Officer, and Sole Director

Richard Ferst* Bala Cynwyd, Pennsylvania	President and Chief Operating Officer

Todd Briddell* Wayne, Pennsylvania	Managing Director, Real Estate Securities

Dean Frankel Wayne, Pennsylvania	Portfolio Manager, Real Estate Securities

Vincent Sanfilippo* Gywnedd Valley, Pennsylvania	Chief Investment Officer

David Blum* Lafayette Hill, Pennsylvania	Managing Director, Information Management

Scott Coopchik Stamford, Connecticut	Director, Acquisitions

Mark Greco Wayne, Pennsylvania	Director, Asset Management

*	Indicates a 10% or greater shareholder of Urdang Capital.

Urdang currently serves as sub-adviser to the Managers Real Estate Securities Fund, an investment portfolio of Managers Trust I, which has a similar investment objective to that of the Fund. As of December 31, 2005, the Managers Real Estate Securities Fund had approximately $25 million in assets. For its sub-advisory services to the Managers Real Estate Securities Fund, Urdang receives compensation in the amount of 0.60% of average net assets per annum, payable quarterly. Urdang has not waived, reduced or otherwise agreed to reduce its compensation with respect to the Managers Real Estate Securities Fund.

Urdang has soft dollar arrangements through which it receives research, data and use of software based on standard practices of the brokerage community. In connection with its anticipated services as sub-adviser to the Fund, Urdang expects the dollar value of these benefits to be nominal. Urdang does not execute portfolio transactions through affiliated brokers.

B-1

Additional Information About Bank of New York

The principal executive offices of the Bank of New York Company, Inc. (“Bank of New York”) are located at One Wall Street, New York, New York 10286.

As reported in the Bank of New York’s Annual Report for the period ending December 31, 2004, the following individuals were executive officers of the Bank of New York:

Name	Title

Thomas A. Renyi	Chairman, Chief Executive Officer

Alan R. Griffith	Vice Chairman

Gerald L. Hassell	President

Bruce W. Van Saun	Senior Executive Vice President, Chief Financial Officer

Thomas J. Mastro	Comptroller

Kevin C. Piccoli	Auditor

Scott Coopchik Stamford, Connecticut	Director, Acquisitions

Mark Greco Wayne, Pennsylvania	Director, Asset Management

As reported on the Bank of New York’s website, as of October, 2005, the following individuals served on the Board of Directors of the Bank of New York: Frank J. Biondi, Jr., Nicholas M. Donofrio, Gerald L. Hassell, Richard J. Kogan, Michael J. Kowalski, John A. Luke, Jr., John C. Malone, Paul Myners, Catherine A. Rein, Thomas A. Renyi, William C. Richardson, Brian L. Roberts, Samuel C. Scott III and Richard C. Vaughn.

B-2

EXHIBIT C

Non-Fundamental Tax Restrictions

The Fund must:

1. To maintain its status as a tax-free entity under Subchapter M of the Code, maintain its assets so that, at the close of each quarter of its taxable year,

(a) at least 50% of the fair market value of its total assets is comprised of cash, cash items, U.S. Government securities, securities of other regulated investment companies and other securities limited in respect of any one issuer to no more than 5% of the fair market value of the Fund’s total assets and 10 percent of the outstanding voting securities of such issuer,

(b) no more than 25% of the fair market value of its total assets is invested in the securities of any one issuer (other than U.S. Government securities and securities of other regulated investment companies) or of two or more issuers controlled by the Fund and engaged in the same, similar, or related trades or businesses.

2. To continue to remain eligible as an investment vehicle for variable contracts, maintain its assets so that it is adequately diversified within the meaning of Section 817(h) of the Code and regulations thereunder. Generally, this means that at the close of each calendar quarter, or within 30 days thereafter,

(a) no more than 55% of the value of the assets in the Fund is represented by any one investment,

(b) no more than 70% of the value of the assets in the Fund is represented by any two investments,

(c) no more than 80% of the value of the assets in the Fund is represented by any three investments, and

(d) no more than 90% of the value of the total assets of the Fund is represented by any four investments. In determining whether the diversification standards are met, each U.S. Government agency or instrumentality shall be treated as a separate issuer.

C-1

    PROXY TABULATOR

          P. O. BOX 9112

FARMINGDALE, NY 11735

FOR ANY QUESTIONS REGARDING THIS PROXY,

PLEASE CALL 1-877-333-2261

GE INVESTMENTS FUNDS, INC.

REAL ESTATE SECURITIES FUND

MEETING OF SHAREHOLDERS – MARCH 22, 2006

VOTING INSTRUCTION CARD

These voting instructions are solicited by the above-referenced Insurance Company on behalf of the board of directors of GE Investments Funds, Inc. for a special meeting of the shareholders of the Real Estate Securities Fund, a series of GE Investments Funds, Inc., to be held on March 22, 2006.

The undersigned hereby instructs the above-referenced Insurance Company to vote the shares of the Real Estate Securities Fund (the “Fund”), a series of GE Investments Funds, Inc. (the “Company”), to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Fund (the “Meeting”) to be held on March 22, 2006, at 3:00 p.m., Eastern time, at the Sheraton Stamford Hotel, 2701 Summer Street, Stamford, CT 06905 and at any adjournment(s) thereof.

The undersigned hereby revokes any previous voting instructions he or she has given with respect to such shares. By signing below, the undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement dated February 14, 2006.

Please mark, sign, date and return this Voting
Instruction Card promptly in the enclosed envelope.

Dated: , 2006

(Signature)	(Sign in the Box)

Please sign exactly as your name appears on the Voting Instruction Card. If the individual signing the card is a fiduciary (e.g., attorney, executor, trustee, guardian), the individual must provide his or her full title following the signature. If a corporation is entitled to provide voting instructions, the Voting Instruction Card should be signed by an authorized officer of the corporation.

Genworth VIC - gm

THE VOTING INSTRUCTION CARD MUST BE SIGNED AND DATED ON THE REVERSE SIDE FOR YOUR INSTRUCTIONS TO BE COUNTED. YOUR INSURANCE COMPANY WILL VOTE IN THE MANNER INDICATED, OR IF NO INSTRUCTION HAS BEEN INDICATED, “FOR” EACH PROPOSAL. PLEASE COMPLETE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY. VOTING INSTRUCTION CARDS MUST BE RECEIVED BY MARCH 21, 2006 TO BE COUNTED.

Please fill in box(es) as shown using black or blue ink or number 2 pencil. X PLEASE DO NOT USE FINE POINT PENS.

Vote on Proposals:		FOR	AGAINST	ABSTAIN

1.	To approve an investment sub-advisory among GE Asset Management Incorporated, the Company, on behalf of the Fund, and Urdang Securities Management Inc. (“Urdang”), pursuant to which Urdang will serve as investment sub-adviser to the Fund.	☐	☐	☐	1.

2.	To approve the use of a “manager of managers” arrangement whereby GE Asset Management Incorporated, under certain circumstances, will be able to hire and replace sub-advisers to the Fund without obtaining shareholder approval.	☐	☐	☐	2.

3.	To approve a change in the Fund’s sub-classification under the Investment Company Act of 1940, as amended, from a diversified mutual fund to a non-diversified mutual fund and the elimination of the Fund’s fundamental investment policies relating to diversification.	☐	☐	☐	3.

4.	To approve the amendment, elimination or reclassification of certain fundamental investment policies of the Fund:

	4A. To amend the Fund’s investment policy on senior securities.	☐	☐	☐	4A.

	4B. To amend the Fund’s investment policy on real estate investments.	☐	☐	☐	4B.

	4C. To amend the Fund’s investment policies on making loans.	☐	☐	☐	4C.

	4D. To amend the Fund’s investment policies on borrowing.	☐	☐	☐	4D.

	4E. To eliminate the Fund’s policy on mortgaging, pledging and hypothecating of investments.	☐	☐	☐	4E.

	4F. To reclassify the Fund’s investment policy on illiquid investments.	☐	☐	☐	4F.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.	Genworth VIC - gm